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                                                                     EXHIBIT 5.1



            [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]


                                  May 14, 2001


Health Care Property Investors, Inc.
4675 MacArthur Court, 9/th/ Floor
Newport Beach, California 92660


     Re: Health Care Property Investors, Inc., a Maryland corporation (the "Company") - Issuance and Sale of up to Four Million Twenty-Five Thousand (4,025,000) shares (the "Shares") of common stock, par value one dollar ($1.00) per share (the "Common Stock") of the Company, pursuant to a Registration Statement on Form S-3 (Registration No. 333-57163), as amended, and as supplemented (the "Registration Statement")


Ladies and Gentlemen:

          We have acted as special Maryland corporate counsel to the Company in connection with the registration of the Shares under the Securities Act of 1933, as amended (the "Act"), on the Registration Statement filed with the Securities and Exchange Commission (the "Commission") and any amendments thereto, if any are to be filed with the Commission subsequent to the date hereof. You have requested our opinion with respect to the matters set forth below.

          In our capacity as special Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

          (i) the corporate charter of the Company (the "Charter"), represented by Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland(the "Department") on March 21, 1985, Articles of Amendment and Restatement filed with the Department on March 29, 1985, April 11, 1985, May 21, 1985, November 8, 1989 and January 31, 1990, a Certificate of Correction filed with the Department on February 8, 1990, Articles of Amendment filed with the Department on April 24, 1992, Articles of Restatement filed with the Department on April 27,
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BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Health Care Property Investors, Inc.
May 14, 2001
Page 2


               1992, Articles Supplementary filed with the Department on September 25, 1997, September 3, 1998 and September 24, 1999, Articles of Merger filed with the Department on November 4, 1999, December 23, 1999, December 27, 1999, February 25, 2000 and April 25, 2000, Articles Supplementary filed with the Department on July 28, 2000 and two (2) Articles of Amendment filed with the Department on May 4, 2001;

        (ii) the Amended and Restated Bylaws of the Company, dated April 20, 1995, and the Second Amended and Restated Bylaws of the Company, dated April 28, 1999 (collectively, the "Bylaws");

        (iii) the Minutes of the Organizational Action of the Board of Directors of the Company, dated March 21, 1985 and April 23, 1992 (collectively, the "Organizational Minutes");

        (iv) resolutions adopted by the Board of Directors of the Company on April 21, 1998 and May 3, 2001, which, among other things, authorized the issuance of the Shares (collectively, the "Directors' Resolutions");

        (v) a certificate of Devasis Ghose, the Senior Vice President - Finance and Treasurer of the Company and Edward J. Henning, the Senior Vice President, General Counsel and Secretary of the Company, of even date herewith (the "Officers' Certificate"), to the effect that, among other things, the Charter, the Bylaws, the Organizational Minutes and the Directors' Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officers' Certificate;

        (vi) a status certificate of the Department, dated May 10, 2001, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland; and

        (vii) such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.
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BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Health Care Property Investors, Inc.
May 14, 2001
Page 3


        In reaching the opinion set forth below, we have assumed the following:

        (a) each person executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so;

        (b) each natural person executing any of the Documents is legally competent to do so;

        (c) any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

        (d) none of the Shares will be issued or transferred in violation of the provisions of Article V of the Charter relating to restrictions on ownership and transfer of stock;

        (e) none of the Shares will be issued and sold to an Interested Stockholder of the Company or an Affiliate thereof, all as defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law (the "MGCL"), in violation of Section 3-602 of the MGCL; and

        (f) the aggregate of the offering price of all securities previously issued pursuant to the Registration Statement, together with the offering price of the Shares, will not exceed $600,000,000.

        Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

        1) The Company is a corporation duly incorporated and validly existing as corporation in good standing under the laws of the State of Maryland.
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BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Health Care Property Investors, Inc.
May 14, 2001
Page 4


        2) The Shares have been duly authorized for issuance by the Company, and the Shares, when issued and delivered in exchange for payment of the consideration therefor, will be validly issued, fully paid and nonassessable.

        The foregoing opinion is limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

        This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

        We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

                                                              Very truly yours,